SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On December 8, 2010, CapLease, Inc. (“we” or the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Sales Agent”), relating to the offer and sale by us, from time to time, through or to Merrill Lynch as the Sales Agent, of up to 9,000,000 shares of our common stock, par value $0.01 per share.  As of the date of this report, 8,982,700 of such shares remain unsold.  The Sales Agreement was previously filed as Exhibit 1.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, by the Company on December 8, 2010.  On February 14, 2011, the SEC declared effective our new universal shelf registration statement (Registration No. 333-171408) that we originally filed during December 2010, and subsequently amended during January 2011.  On March 7, 2011, we filed a prospectus supplement covering the 8,982,700 shares of common stock that remain unsold under the Sales Agreement.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

5.1	Opinion of Hunton & Williams LLP regarding the legality of the Common Stock
8.1	Opinion of Hunton & Williams LLP regarding certain tax matters
23.1	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel &
Corporate Secretary

DATE: March 7, 2011